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                                                                   EXHIBIT 10.19

                                December 1, 1999


Walter Alessandrini
Avanex Corporation
40919 Encyclopedia Circle
Fremont, CA  94538

Dear Mr. Alessandrini:

        This letter represents your approval of the following amendment to the Secured Promissory Note dated May 20, 1999, by and between Walter Alessandrini and Avanex Corporation (the "Note"). Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

                "1. The principal amount of this Note and all accrued but unpaid interest from the date hereof shall be due on the earliest of
                (i) six months from that date on which the Borrower can sell shares of the Company's common stock for an amount equal to the principal and interest owed on this Note, so long as the sale complies with all applicable federal and state laws, contractual obligations with the Company's underwriters, Company's bylaws and any applicable insider trading restrictions imposed on the Company's employees, or (ii) the termination of Borrower's employment with the Company. All payments made pursuant hereto, regardless of when made, shall be applied first to reduce accrued and unpaid interest on the outstanding principal hereof and any remaining portion of such payments shall then be applied to reduce the principal hereof. All payments shall be made in lawful money of the United States of America. Borrower shall have the right to prepay at any time, and from time to time, without premium or penalty all or any portion of the principal and accrued interest hereunder."

        Please sign and date this letter to agree to the aforementioned amendment of the Note.

                                            Sincerely,

                                            AVANEX CORPORATION

                                            /s/ JESSY CHAO
                                            ------------------------------------
                                            Jessy Chao
                                            Vice President, Finance and Chief
                                            Financial Officer

AGREED TO AND ACCEPTED this
   1st day of December, 1999.


/s/ WALTER S. ALESSANDRINI
------------------------------------
Walter S. Alessandrini
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                             SECURED PROMISSORY NOTE

$300,000.00                                                  Fremont, California

                                                                    May 20, 1999

        FOR VALUE RECEIVED, the undersigned, Walter Alessandrini ("Borrower"), hereby promises to pay to the order of Avanex Corporation, a California corporation (the "Company"), the principal sum of Three Hundred Thousand Dollars ($300,000.00), with simple interest thereon at the rate of 4.90% per annum, at the principal offices of the Company, upon the following terms and conditions.

        1. The principal amount of this Note and all accrued but unpaid interest from the date hereof shall be due on the earliest of (i) the closing of the sale by Borrower of Borrower's South Carolina home, (ii) a liquidity event of the Company (including an initial public offering of our common stock or the sale of substantially all of our stock or assets) or (iii) the termination of Borrower's employment with the Company. All payments made pursuant hereto, regardless of when made, shall be applied first to reduce accrued and unpaid interest on the outstanding principal hereof and any remaining portion of such payments shall then be applied to reduce the principal hereof. All payments shall be made in lawful money of the United States of America. Borrower shall have the right to prepay at any time, and from time to time, without premium or penalty all or any portion of the principal and accrued interest hereunder.

        2. Borrower represents that Borrower will use the principal amount borrowed pursuant to this Note as a down-payment on a home in the Bay Area, and hereby grants the holder a security interest in such Bay Area home. Borrower covenants to promptly take such action as may be required to sell Borrower's South Carolina home and to repay all amounts of principal and interest owed pursuant to this Note as quickly as possible.

        3. In the event that (a) Borrower defaults in the payment when due of the principal hereof or interest hereon or the undersigned shall fail to pay when due any other amount owing from time to time to the holder hereof, or (b) any of the events described in Section 1 above occur, then, in any such event and at the option of the holder of this Note, the entire principal amount then outstanding hereunder and all accrued and unpaid interest hereon through the date of such default or other event shall become immediately due and payable.

        4. The holder of this Note shall have full recourse against the undersigned.

        5. Borrower hereby waives presentment, protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note. No waiver by the holder hereof of any default shall be effective unless in writing nor shall it operate as a waiver of any other default or of the same default on a future occasion. This Note shall be binding upon the undersigned and its successors and assigns. The undersigned agrees to pay all costs of collection of this Note, including without limitation reasonable attorneys' fees and costs, in the event it is not paid when due.

        6. Borrower understands that nothing in this Note modifies Borrower's at-will status with the Company. Either the Company or Borrower can terminate the employment relationship at any time, with or without cause.

        7. Time is of the essence of this Note. This Note may not be modified orally, but only by a writing executed by Borrower and the holder hereof. This Note has been made and delivered in the State of California and shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of California.



                                            /s/ ANNA R. ALESSANDRINI
                                            /s/ WALTER S. ALESSANDRINI
                                            ------------------------------------
                                            Walter S. Alessandrini